Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

    of Mellon Financial Corporation:

We consent to the use of our reports with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference in this registration statement on Form S-8 of Mellon Financial Corporation.

Pittsburgh, Pennsylvania

February 27, 2005